Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Frequency Electronics, Inc.

Mitchel Field, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-08901, 333-40506, 333-140938, 333-156600, 333-42233 and 333-188952) of Frequency Electronics, Inc. of our report dated July 29, 2020, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Melville, New York

July 29, 2020